UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, 8th Floor
Cambridge, MA	02139
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2023, Surface Oncology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Coherus BioSciences, Inc., a Delaware corporation (“Parent”), Crimson Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”) and Crimson Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”).

Agreement and Plan of Merger

Merger Consideration and Treatment of Company Equity Awards

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving such First Merger as a wholly owned subsidiary of Parent, and, as part of the same overall transaction, promptly after the First Merger, the surviving entity of the First Merger will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger (the “Surviving Entity”).

Under the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, $0.0001 par value per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares, any shares of Company Common Stock held directly by Parent or Merger Subs immediately prior to the Effective Time and shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by any holder who properly demands appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted automatically into and shall thereafter represent the right to receive consideration per share consisting of:

•

a number of shares of common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the exchange ratio (the “Exchange Ratio”) determined by dividing (x) the quotient obtained by dividing (1) $40,000,000 plus Company’s net cash as of the closing of the Mergers (the “Closing”), as calculated in accordance with the Merger Agreement, by (2) $5.2831 (the “Parent Stock Price”), by (y) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, on a fully-diluted and as-converted basis as determined in accordance with the Merger Agreement (the “Upfront Consideration”), plus any cash payable in lieu of a fractional share of Parent Common Stock; and

•

one contingent value right (a “CVR”) representing the right to receive the CVR Payment Amount (as defined below), as provided for in the CVR Agreement (as defined below) (collectively, with the Upfront Consideration, the “Merger Consideration”).

At the Effective Time, each option (a “Company Stock Option”) to purchase Company Common Stock granted under Company’s equity incentive plans that is outstanding immediately prior to the Effective Time shall be converted, assumed or cancelled as follows:

•

each Company Stock Option with an exercise price per share that is less than the value of the Upfront Consideration (an “In-the-Money Option”) shall be cancelled and converted into the right to receive:

(a)

a number of shares of Parent Common Stock, subject to certain exceptions for fractional shares and applicable withholdings, equal to the quotient of (x) the product of (1) the total number of shares of vested and unvested Company Common Stock underlying the In-the-Money Option multiplied by (2) the excess of the value of the Upfront Consideration over the exercise price of such In-the-Money Option, divided by (y) the Parent Stock Price; and

(b)	a number of CVRs equal to the vested and unvested shares of Company Common Stock underlying the In-the-Money Option;

•

each Company Stock Option held by a Company employee who continues employment with Parent and its affiliates after the Effective Time (a “Covered Employee”) and with an exercise price that is equal to or greater than the value of the Upfront Consideration (each, an “Underwater Option”) shall be assumed by Parent and converted into an option to acquire shares of Parent Common Stock (an “Assumed Option”), and with the same vesting schedule and other terms and conditions applicable to such Assumed Option immediately prior to the Effective Time, except that (i) each Assumed Option shall become exercisable for a number of shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares) of (x) the number of shares of Company Common Stock that would have been issuable upon full exercise of such Assumed Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, and (ii) the per share exercise price for such Assumed Option shall equal the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of the Company Common Stock as of immediately prior to the Effective Time by the Exchange Ratio; and

•

each Underwater Option held by a Company employee who is not a Covered Employee shall be cancelled, and the holder of such Underwater Option shall receive no Merger Consideration with respect to such Underwater Option.

At the Effective Time, each Company restricted stock unit award (a “Company RSU Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award, subject to certain exceptions for fractional shares and applicable withholdings.

CVR Payment Amount

As summarized above, a portion of the Merger Consideration comprises CVRs. At the Effective Time, Parent and Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Rights Agent”), will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), a form of which is attached as an exhibit to the Merger Agreement, governing the terms of each CVR. Each CVR entitles the holder thereof to receive contingent payments, without interest, and subject to deduction for any required tax withholding, if applicable, equal to (i) the dollar amount of the Net CVR Payments (as defined below) received during the 10-year period following the Closing (the “CVR Term”) divided by (ii) the total number of outstanding CVRs (the “CVR Payment Amount”).

For each fiscal quarter during the CVR Term (each, a “CVR Payment Period”), the “Net CVR Payments” shall equal the sum of the following, less any permitted deductions (as set forth in the CVR Agreement).

•

70% of all milestone- and royalty-based payments actually received by Parent, the Surviving Entity or their affiliates from GlaxoSmithKline Intellectual Property (No. 4) Limited under the License Agreement, dated December 16, 2020, between Company and GlaxoSmithKline Intellectual Property (No. 4) Limited;

•

70% of all milestone- and royalty-based payments actually received by Parent, the Surviving Entity or their affiliates from Novartis Institute for Biomedical Research, Inc. under the Novartis Agreement Collaboration Agreement, dated January 9, 2016, between Company and Novartis Institute for Biomedical Research, Inc.;

•

25% of any upfront payment actually received by Parent, the Surviving Entity or their affiliates under an agreement entered into by the Parent, the Surviving Entity or their affiliates after the Closing granting a third party development, manufacture or commercialization rights for the Company’s SRF114 proprietary drug product candidate in any market outside of the United States, less development costs and expenses incurred by Parent, the Surviving Entity or their affiliates after the Closing for the development of SRF114; and

•

50% of any upfront payment actually received by Parent, the Surviving Entity or their affiliates under an agreement entered into by Parent, the Surviving Entity or their affiliates after the Closing granting a third party development, manufacture or commercialization rights for the Company’s SRF388 proprietary drug product candidate in any market outside of the United States, less development costs and expenses incurred by Parent, the Surviving Entity or their affiliates after the Closing for the development of SRF388.

Parent will calculate the CVR Payment Amount for each CVR Payment Period. Subject to certain restrictions set forth in the CVR Agreement, Parent may elect to make any CVR payment, in Parent’s discretion, solely in shares of Parent Common Stock, solely in cash or by means of a combination of shares of Parent Common Stock and cash. The CVRs are not transferable, except in certain limited circumstances as provided in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”) or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a form of which is included as an exhibit to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Conditions to the Merger; Representations and Warranties; Covenants

The obligations of the Company and Parent to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of certain conditions, including: (i) the Company’s net cash being no less than $19,600,000 as of the date of determination; (ii) the adoption of the Merger Agreement by holders of at least a majority of the Company Common Stock outstanding; (iii) Parent’s Registration Statement on Form S-4 to be filed in connection with the Mergers having become effective and not subject to any stop order, and the shares of Parent Common Stock issuable in the Mergers having been approved for listing on the Nasdaq; (iv) execution of the CVR Agreement by Parent and the Rights Agent; and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Mergers and the absence of any material adverse effect for the Company or Parent. The parties have also made certain representations, warranties and covenants in the Merger Agreement, including covenants to conduct their respective businesses in the ordinary course in all material respects between the signing of the Merger Agreement and the Closing, prohibiting the parties from engaging in certain kinds of activities during such period without the consent of the other party and the use of commercially reasonable efforts to cause the conditions of the Mergers to be satisfied.

The Merger Agreement also contains customary covenants by the Company not to solicit or participate in any discussions or negotiations with any person making an inquiry or proposal for an alternative transaction, and requiring the Company’s board of directors to recommend the Mergers and the adoption of the Merger Agreement to the Company’s stockholders, subject to certain exceptions. Under the terms of the Merger Agreement, the Company’s board of directors may change its recommendation in response to an unsolicited, bona fide proposal for an alternative transaction that did not result from a material breach of the Company’s covenants under the Merger Agreement, if the Company’s board of directors determines in good faith that the proposal is more favorable to the Company’s stockholders than the Mergers, subject to the applicable terms of the Merger Agreement. Prior to the approval of the transaction-related proposals by the Company’s stockholders, the Company’s board of directors may also change its recommendation if a Parent Intervening Event (as defined in the Merger Agreement) occurs and the Company’s board of directors determines, after consultation with its outside legal counsel and financial advisor, that failing to change its recommendation would reasonably be expected to be inconsistent with its fiduciary duties, subject to complying with certain procedures set forth in the Merger Agreement.

Termination and Termination Fees

The Merger Agreement contains customary mutual termination rights for the Company and Parent, including if the Merger is not completed within six months following signing. The Merger Agreement also contains customary termination rights for the benefit of each party, including if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its closing conditions being satisfied (subject to certain procedures and cure periods). The Merger Agreement also contains customary termination rights (i) for the benefit of Parent (A) if the board of directors of the Company changes its recommendation or (B) if the Company breaches or fails to perform its non-solicitation obligations under the Merger Agreement in any material respect and (ii) for the benefit of the Company if its board of directors authorizes entry into a definitive agreement relating to a superior proposal.

Under the Merger Agreement, the Company would be required to pay a termination fee to Parent equal to $2,000,000, less the amount of previously paid Parent transaction expenses up to $500,000, if any, if the Merger Agreement is terminated in certain circumstances, including if the board of directors of the Company authorizes entry into a definitive agreement relating to a superior proposal.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. A copy of the Merger Agreement and the above description has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Mergers or the other transactions contemplated therein.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Parent undertakes no obligation to update such information. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the SEC.

Item 1.02. Termination of a Material Definitive Agreement

Termination of BMR-Hampshire Lease

In connection with the announcement of the Mergers, on June 15, 2023, the Company entered into a Lease Termination Agreement (the “Termination Agreement”) with BMR-Hampshire LLC (the “Landlord”) pursuant to which the parties agreed to terminate, as of September 15, 2023, as such date may be extended by the Company or accelerated by the Landlord subject to the terms of the Termination Agreement (such date, the “Termination Date”), that certain Lease (the “Lease”) dated as of May 13, 2016, as amended on February 28, 2017, May 22, 2018 and April 30, 2020, by and between the Landlord and the Company, relating to the Company’s corporate headquarters at 50 Hampshire Street in Cambridge, MA (the “Premises”). The original scheduled termination date of the Lease was March 31, 2030.

As consideration for the Company entering into the Termination Agreement, the Company agreed to pay $10 million to the Landlord, with approximately $1.6 million due upon execution of the Termination Agreement, and $8.4 million being due on or before the Termination Date, subject to the terms and conditions of the Termination Agreement. The Company will have no further rent obligations to the Landlord pursuant to the Lease after the Termination Date.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the fiscal quarter ending June 30, 2023.

Termination of Loan Agreement

In connection with the announcement of the Mergers, on June 15, 2023, the Company was required under the terms of that certain Loan and Security Agreement (the “Loan Agreement”), dated November 22, 2019, as amended on October 1, 2021 and September 21, 2022, by and among K2 HealthVentures, LLC and Ankura Trust Company, LLC (collectively, the “Secured Parties”) and the Company, to pay in full all outstanding loan obligations due to the Secured Parties. Pursuant to the Payoff Letter, dated June 15, 2023, between the Company and the Secured Parties, the Loan Agreement terminated on June 15, 2023, when the Company paid in full all outstanding loan obligations due to the Secured Parties, along with approximately $3.25 million in fees and expenses pertaining to the termination of the Loan Agreement. At such time, all liens securing the Company’s obligations under the Loan Agreement shall be released.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities

Concurrent with the signing of the Merger Agreement, the Company announced a reduction in force as part of its cost savings efforts that is expected to result in the termination of approximately 50% of the Company’s remaining workforce (the “June Reduction in Force”). In connection with the June Reduction in Force, the affected employees will be provided severance benefits, including cash severance payments, acceleration of outstanding equity awards to the extent the Closing occurs within six months of such termination, and COBRA continuation or reimbursement, pursuant to each affected employee’s employment agreement with the Company or any applicable severance policy. Each affected employee’s eligibility for these severance benefits is contingent upon such employee’s entering into an effective separation agreement, which includes a general release of claims against the Company (the “Release Requirement”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Concurrent with the signing of the Merger Agreement, the Company amended the employment agreements previously entered into with each of its non C-level executives to (A) extend the change in control period, so that it also applies to qualifying terminations that occur within six months prior to a change in control (as defined in each applicable employment agreement); (B) clarify that in the event of a qualifying termination within the change in control period, (i) executives will not be entitled to both severance benefits (in connection with a termination outside of the change of control period and within the change of control period), (ii) if the Company has commenced providing severance benefits outside of a change in control, such benefits shall reduce the change of control severance benefits, and (iii) the termination or forfeiture of the unvested portion of any equity awards that would otherwise occur on the date of termination will be delayed until the later of the (1) the date of termination, (2) the effective date of a separation agreement or a (3) change in control event (the “Amendment to the Executive Employment Agreements”). In addition, the employment agreements with each of Robert Ross, M.D., Vito Palombella, Ph.D., Jessica Fees, Lisa McGrath, Alison O’Neill, M.D., and Henry Rath were amended to (x) include the changes described above in the description of the Amendment to the Executive Employment Agreements and (y) extend the protection to the executive’s retention bonus, which was granted pursuant to a retention bonus agreement entered into with each such executive on March 2, 2023, such that the retention bonuses would also be paid out in the event of a qualifying termination within the change in control period (the “Amendment to the C-Suite Executive Employment Agreements”).

The descriptions of the Amendment to the Executive Employment Agreements and the Amendment to the C-Suite Executive Employment Agreements are summaries and are qualified in their entirety by reference to the form of Amendment to the Executive Employment Agreement and form of Amendment to the C-Suite Executive Employment Agreement which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

In connection with the June Reduction in Force, the following members of the Company’s executive team will be leaving the Company to pursue new opportunities, effective June 23, 2023: Vito Palombella, Ph.D, the Company’s current Chief Scientific Officer, and Henry Rath, the Company’s current Chief Business Officer. The termination of such executives will be treated as a termination without cause and each departing member of the Company’s executive team will be entitled to receive the severance benefits described above, subject to satisfaction of the Release Requirements. The departure of these terminated executives is not related to any disagreement with the Company or the registrant on any matter relating to the registrant’s operations, policies or practices.

On June 15, 2023, the Company entered into a retention agreement with Chandra Adams (the “Retention Agreement”). Pursuant to the Retention Agreement, Chandra Adams is eligible to receive a one-time cash retention bonus from the Company in consideration for her continued employment with the Company from June 24, 2023 until the earlier to occur of (i) the date her employment is terminated by the Company without cause, as such term is defined in her employment agreement with the Company, (ii) the Closing, and (iii) the date that is four months following the effective date of the Retention Agreement. The benefits provided to Chandra Adams pursuant to the Retention Agreement are in addition to any payments or benefits she may become entitled to pursuant to the terms of her employment agreement with the Company, as amended. The description of the Retention Agreement is a summary and is qualified in its entirety by reference to the form of Retention Agreement which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On June 16, 2023, the Company and Parent announced that they had entered into the Merger Agreement. A copy of the joint press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

The statements in this Current Report include express or implied forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about the proposed transaction between Parent and the Company and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of the Company and Parent. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity,” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: the proposed transaction and related matters, including, but not limited to, satisfaction of closing conditions to the proposed transaction, prospective performance and opportunities with respect to the Company or Parent, post-closing operations and the outlook for the companies’ businesses; prospective developments or results in the pipelines of Coherus, Surface or the combined company and expansion of Coherus’ I-O franchise; the prospects for approval of toripalimab; the Company’s, Parent’s or the combined company’s targets, plans, objectives or goals for future operations, including those related to the Company’s and Parent’s product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto; projections of or targets for revenues, costs, and other financial measures; future economic performance and the assumptions underlying or relating to such statements. These statements are based on the Company’s and Parent’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing for completion of the proposed transaction; uncertainties as to the Company’s ability to obtain the approval of the Company’s stockholders required to consummate the proposed transaction; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of the Company and Parent to terminate the Merger Agreement; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity or regulatory authority may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by the Company and Parent, or at all; the risk that the Company and Parent may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with the Company’s or Parent’s employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of the Company’s or Parent’s common stock and/or the Company’s or Parent’s operating or financial results; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks that holders of the CVRs will not receive payments in respect of the CVRs; uncertainties as to the long-term value of Parent’s common stock, including the dilution caused by Parent’s issuance of additional shares of common stock in connection with the proposed transaction; unknown liabilities related to the Company or Parent; the nature, cost and outcome of any litigation and other legal proceedings involving the Company, Parent or their respective directors, including any legal proceedings related to the proposed transaction; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of the Company’s or Parent’s programs or product candidates; risks related to any loss of the Company’s or Parent’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for the Company’s or Parent’s product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by the Company, Parent and/or their respective collaborators or licensees; the extent to which the results from the research and development programs conducted by the Company, Parent, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of the Company’s or Parent’s product candidates, and the impact of studies (whether conducted by the Company, Parent or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to the Company’s or Parent’s material contracts or arrangements; risks related to competition for the Company’s or Parent’s product candidates; the Company’s or Parent’s ability to successfully develop or commercialize the Company’s or Parent’s product candidates; the Company’s, Parent’s, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of the Company’s or Parent’s product candidates; unexpected increases in costs and expenses with respect to the potential transaction or the Company’s or Parent’s business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on the Company’s and Parent’s respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the Mergers or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in the Company’s and Parent’s respective filings with the SEC, including each of their Annual Reports on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC, as well as the Registration Statement on Form S-4 which includes the proxy statement of the Company that also constitutes the prospectus of Parent, which proxy statement/prospectus will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. the Company and Parent also plan to file other relevant documents with the SEC regarding the proposed transaction. Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of the Company’s and Parent’s management, and the reader is cautioned not to rely on any forward-looking statements made by the Company or Parent. Unless required by law, neither the Company nor Parent is under any duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to subscribe for, buy or sell or the solicitation of an offer to subscribe for, buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of, or offer to sell or buy, securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is for informational purposes only. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and Parent expect to file with the SEC a Registration Statement on Form S-4. The Registration Statement on Form S-4 will include a document that serves as a prospectus of Parent and a proxy statement/prospectus of the Company, and each party may also file other documents regarding the proposed transaction with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT ON FORM S-4, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION.

You may obtain a free copy of the Registration Statement on Form S-4, proxy statement/prospectus and other relevant documents (if and when they become available) that are or will be filed with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.surfaceoncology.com/financial-information/sec-filings or by contacting the Company’s Investor Relations Department at IR@surfaceoncology.com. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at https://investors.coherus.com/financial-information/sec-filings or by contacting Parent’s Investor Relations Department at IR@coherus.com.

Participants in the Solicitation

Parent, the Company and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Parent, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Parent’s proxy statement for its 2023 Annual General Meeting, which was filed with the SEC on April 17, 2023, the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 9, 2023 and amended on May 1, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Security holders, potential investors and other readers should read the proxy statement/prospectus, included in the Registration Statement on Form S-4 carefully when it becomes available before making any voting or investment decision. You may obtain free copies of these documents from the Company or Parent using the sources indicated above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Surface Oncology, Inc., Coherus BioSciences, Inc., Crimson Merger Sub I, Inc. and Crimson Merger Sub II, LLC, dated June 15, 2023 (Form of CVR Agreement included as Exhibit A thereto)*

10.1	Loan and Security Agreement, by and among Surface Oncology, Inc., K2 HealthVentures, LLC and Ankura Trust Company, LLC, dated November 22, 2019, as amended on October 1, 2021 and September 21, 2022 (Incorporated by reference as Exhibit 10.1 to the Form 8-K filed on November 25, 2019)

10.2	Form of Executive Agreement Amendment

10.3	Form of C-Suite Executive Agreement Amendment

10.4	Form of Retention Agreement

99.1	Joint Press Release of Coherus BioSciences, Inc. and Surface Oncology, Inc., dated June 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: June 16, 2023	By:	/s/ Jessica Fees
Jessica Fees
Chief Financial Officer